Exhibit FS-1.1


                       AGL RESOURCES INC. AND SUBSIDIARIES
               UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
                        BALANCE SHEET AS OF JUNE 30, 2000
                                  (IN MILLIONS)



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
                                                AGL Resources      VNG         Pro Forma         Pro Forma
                                                (As reported)  (As reported)  Adjustments         Combined

      Cash and cash equivalents                          $ -        $ 0.5        $ 17.2    G       $ 30.2
                                                                                   12.5    D
      Accounts receivable                               37.1         12.1                            49.2
      Receivables from affiliates                                     2.0          (2.0)   B          0.0
      Inventories:
         Natural gas stored underground                 23.4         17.2                            40.6
         Liquefied natural gas                           1.2                                          1.2
         Other                                           9.4          0.4                             9.8

      Deferred Income Taxes                                          18.5         (18.5)   C          0.0
      Prepayments and other                              4.0          2.2                             6.2

      Utility plant                                  2,362.5        551.9                         2,914.4
      Less: accumulated depreciation                  (792.7)        (163)                         (955.6)

      Non-utility property                             111.3            0                           111.4
      Less: accumulated depreciation                   (35.2)                                       (35.2)

      Unrecovered environmental response costs         151.5                                        151.5
      Investments in joint ventures                     52.4                                         52.4
      Other deferred debits and other assets            40.4          6.8           3.7    J         50.9

      Debt issuance costs                                                           3.3    A          3.3
      Goodwill                                                                    158.1    H        158.1
                                                                                  ------

         Total assets                              $ 1,965.3      $ 448.8       $ 174.3         $ 2,588.4
                                                   ==========     ========      ========        =========

LIABILITIES AND CAPITALIZATION
Current Liabilities

      Accounts Payable                                $ 30.0       $ 13.5                          $ 43.5
      Short-term debt                                  138.5                     $ 17.2    G        155.7
      Current portion of long-term debt                 20.0                                         20.0
      Customer deposits                                  1.9          8.9                            10.8
      Payables to affiliates                                          4.3          (4.3)   B          0.0
      Interest                                          12.3          0.2                            12.5
      Income taxes                                      12.6          4.9          (4.9)   C         12.6
      Dividends declared                                              0.0                             0.0
      Gas cost credits                                   1.3           12                            13.1
      Purchased gas adjustment                                        0.0                             0.0
      Other current liabilities                         27.8          3.3                            31.1

      Accumulated deferred income taxes                240.4         33.5         (33.5)   C        240.4
      Accrued environmental response costs             102.4                                        102.4
      Accrued postretirement benefits cost              32.7          3.7           3.7    J         40.1
      Accrued pension cost                                           25.5         (25.5)   F          0.0
      Deferred credits                                  50.6                                         50.6
      Deferred ITC                                                    2.6          (2.6)   C          0.0
      Other liabilities                                  9.4          3.4          (1.4)   C         11.4

      Common stockholders' equity                      684.2        217.2        (217.2)   E        684.2
      Less shares held in treasury, at cost            (63.1)                                       (63.1)
      Subsidiary obligated mandatorily redeemable
         preferred securities                           74.3                                         74.3
      Long-term debt                                     590        116.0         558.8    A      1,148.8
                                                                                 (116.0)   A


         Total liabilities and capitalization      $ 1,965.3      $ 448.8       $ 174.3         $ 2,588.4
                                                   ==========     ========      ========        =========

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